                             EXHIBIT 11 TO FORM 10-Q

                      BF ENTERPRISES, INC. AND SUBSIDIARIES

                  COMPUTATION OF PER SHARE EARNINGS (UNAUDITED)

                    (in thousands, except per share amounts)


                                                            Three Months Ended
                                                                 March 31,
                                                           -------------------
                                                              1995        1994
                                                              ----        ----
Net income                                                  $  298      $  589
                                                            ------      ------
                                                            ------      ------
Weighted average number of shares outstanding:
   Common stock                                              3,798       3,800
   Common stock equivalents - stock options                    217         154
                                                            ------      ------
                                                             4,015       3,954
                                                            ------      ------
                                                            ------      ------
Net income per share - based on weighted number of
 shares of common stock and common stock equivalents        $  .07      $  .15
                                                            ------      ------
                                                            ------      ------

(A) A computation of fully diluted per share amounts has been omitted since there was no significant dilution during the periods reported.


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